EXHIBIT 3.(ii)

                                 BY-LAW NUMBER 1

                           A BY-LAW RELATING GENERALLY
                            TO THE TRANSACTION OF THE

                             BUSINESS AND AFFAIRS OF
                                ISI VENTURES INC.

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                                    CONTENTS

            Note - Page numbers correspond to those in this Form 20-F
                            not the original By-laws

                                    SECTION 1
                         DEFINITIONS AND INTERPRETATION

(1)   Definitions...........................................................58
(2)   Interpretation........................................................59
(3)   Headings..............................................................59
(4)   By-laws Subject to the ABCA...........................................59
                                    SECTION 2
                           BUSINESS OF THE CORPORATION
(1)   Execution of Dcouments................................................60
(2)   Cheques, Drafts and Notes.............................................60
(3)   Corporate Seal........................................................60
(4)   Banking Arrangements..................................................60
(5)   Voting Rights in Other bodies Corporate...............................60
(6)   Withholding Information from Shareholders.............................61
(7)   Divisions.............................................................61
                                    SECTION 3
                                    BORROWING
(1)   Borrowing Power.......................................................61
                                    SECTION 4
                                    DIRECTORS
(1)   Management of Business................................................62
(2)   Qualification.........................................................62
(3)   Number of Directors...................................................62
(4)   Increase Number.......................................................63
(6)   Election and Term.....................................................63
(8)   Consent...............................................................63
(9)   Ceasing to Hold Office................................................64
(10)  Filling Vacancies.....................................................64
(11)  Delegation to a Managing Director or Committee........................64
(12)  Remuneration and Expenses.............................................65
(13)  Annual Financial Statements...........................................65
                                    SECTION 5
                              MEETINGS OF DIRECTORS
(1)   Calling Meetings......................................................65
(2)   Notice................................................................66
(3)   Notice of Adjourned Meeting...........................................66
(4)   Meetings Without Notice...............................................66
(5)   Waiver of Notice......................................................67
(6)   Quorum................................................................67
(7)   Regular Meetings......................................................67
(8)   Chairperson of Meetings...............................................67
(9)   Decision on Questions.................................................67
(10)  Meeting by Telephone..................................................67
(11)  Resolution in Lieu of Meeting.........................................68

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                                    SECTION 6
                      OFFICERS AND APPOINTEES OF THE BOARD
(1)   Appointment of Officers...............................................68
(2)   Term of Office........................................................68
(3)   Duties of Officers....................................................68
(4)   Remuneration..........................................................68
(5)   Chairperson of the Board..............................................69
(6)   Managing Director.....................................................69
(7)   President.............................................................69
(8)   Vice-President........................................................69
(9)   Secretary.............................................................69
(10)  Treasurer.............................................................69
(11)  Agents and Attorneys..................................................70
                                    SECTION 7
                              CONFLICT OF INTEREST
(1)   Disclosure of Interest................................................70
(2)   Approval and Voting...................................................70
(3)   Effect of Conflict of Interest........................................71
                                    SECTION 8
                          LIABILITY AND INDEMNIFICATION
(1)   Limitation of Liability...............................................71
(2)   Indemnity.............................................................72
(3)   Insurance.............................................................72
                                    SECTION 9
                                   SECURITIES
(1)   Shares................................................................72
(2)   Options and Other Rights to Acquire Securities........................73
(3)   Commissions...........................................................73
(4)   Securities Register...................................................73
(6)   Dealings with Registered Holders......................................74
(7)   Transfers of Securities...............................................74
(8)   Registration of Transfers.............................................74
(9)   Lien..................................................................74
(10)  Security Certificates.................................................75
(11)  Entitlement to a Security Certificate.................................75
(12)  Securities Held Jointly...............................................75
(13)  Replacement of Security Certificates..................................75
(14)  Fractional Shares.....................................................75
                                   SECTION 10
                            MEETINGS OF SHAREHOLDERS
(1)   Annual Meeting of Shareholders........................................76
(2)   Special Meetings of Shareholders......................................76
(3)   Special Business......................................................76
(4)   Place and Time of Meetings............................................76
(5)   Notice of Meetings....................................................76
(6)   Notice of Adjourned Meetings..........................................77
(7)   Waiver of Notice......................................................77

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(8)   Shareholder List......................................................77
(9)   Persons Entitled to Vote..............................................78
(10)  Chairperson of Meetings...............................................78
(11)  Scrutineer............................................................78
(12)  Procedure at Meetings.................................................79
(13)  Persons Entitled to be Present........................................79
(14)  Quorum................................................................79
(15)  Loss of Quorum........................................................79
(16)  Proxy Holders and Representatives.....................................80
(17)  Time for Deposit of Proxies...........................................80
(18)  Revocation of Proxies.................................................80
(19)  Joint Shareholders....................................................81
(20)  Decision on Questions.................................................81
(21)  Voting by Show of Hands...............................................81
(22)  Voting by Ballot......................................................81
(23)  Number of Votes.......................................................81
(24)  Meeting by Telephone..................................................81
(25)  Resolution in Lieu of Meeting.........................................82
                                   SECTION 11
                                     NOTICES
(1)   Method of Notice......................................................82
(2)   Notice to Joint Shareholders..........................................82
(3)   Notice to Successors..................................................82
(4)   Non-Receipt of Notices................................................82
(5)   Failure to Give Notice................................................83
(6)   Execution of Notices..................................................83




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                                    SECTION 1
                         DEFINITIONS AND INTERPRETATION

(1)               Definitions

In the By-law, unless the context otherwise requires:

(a)      "ABCA" means the Business Corporations Act (Alberta), as amended,

(b)      "appoint" includes elect and vice versa;

(c) "Articles" includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival of the Corporation, and any amendment to any of them;

(d)      "board" means the board of directors of the Corporation;

(e) "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force;

(f)      "Corporation" means ISI Ventures Inc.;

(g) "Director" means an individual who is elected or appointed as a director of the Corporation;

(h) "Indemnified Party" has the meaning set out in section 8 for purposes of that section;

(i)      "Officer" means an officer of the Corporation appointed by the board;

(j) "Record Date" means, for the purpose of determining Shareholders entitled to receive notice of a meeting of Shareholders:

         i) the date fixed in advance by the Board for that determination which precedes the date on which the meeting is to be held y not more than 50 days and not less than 21 days,

         ii) if no date is fixed by the Board, at the close of business on the last business day which precedes the day on which the notice is sent, or

         iii)     if no notice is sent, the day on which the meeting is held;


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(k)      "Recorded Address" means:

         i) in the case of a Shareholder, the Shareholder's latest address as shown in the Corporation's records or those of its transfer agent,

         ii) in the case of joint Shareholders, the latest address as shown in the Corporation's records or those of its transfer agent in respect of those joint holders, or the first address appearing if there is more than one address,

         iii) in the case of a Director, the Director's latest address as shown in the Corporation's records or in the last notice of directors filed with the Registrar, and

         iv) in the case of an Officer or auditor of the Corporation, that person's latest address as shown in the Corporation's records;

(l) "Registrar" means the Registrar of Corporations or a Deputy Registrar of Corporations appointed under the ABCA;

(m) "Regulations" means the Regulations, as amended, in force from time to time under the ABCA; and

(n)      "Shareholder" means a shareholder of the Corporation.

(2)               Interpretation

(a) words and expressions defined or used in the ABCA have the meaning or use given to them in the ABCA;

(b)      words importing the singular include the plural and vice versa;

(c)      words importing gender include masculine, feminine and neuter genders;
         and

(d)      words importing persons include bodies corporate.

(3)               Headings

The headings used in the By-laws are inserted for convenience of reference only. The headings are not to be considered or taken into account in construing the terms of the By-laws nor are they to be deemed in any way to clarify, modify or explain the effect of any term of the By-laws.

(4)               By-laws Subject to the ABCA


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The  By-laws  are  subject  to the ABCA and the  Regulations,  to any  unanimous shareholder agreement and to the Articles, in that order.

                                    SECTION 2
                           BUSINESS OF THE CORPORATION

(1)               Execution of Dcouments

Documents may be executed on behalf of the Corporation in the manner and by the persons the Board may designate by resolution.

(2)               Cheques, Drafts and Notes

Cheques, drafts or orders for the payment of money, notes acceptances and bills of exchange must be signed in the manner and by the persons the Board may designate by resolution.

(3)               Corporate Seal

The Board may, by resolution, adopt a corporate seal containing the name of the Corporation as the corporate seal. A document issued by or executed on behalf of the Corporation is not invalid only because the corporate seal is not affixed to that document. A document requiring authentication by the Corporation does not need to be under seal.

(4)               Banking Arrangements

The Board may open any bank accounts the Corporation may require at a financial institution designated by the resolution of the Board. The Board may adopt, authorize, execute or deposit any document furnished or required by the financial institution and may do any other thing as may be necessarily incidental to the banking and financial arrangements of the Corporation.

(5)               Voting Rights in Other bodies Corporate

The persons designated by the Board to execute documents on behalf of the Corporation may execute and deliver instruments of proxy and arrange for the issue of voting certificates or other evidence of the right to exercise voting rights attached to any securities held by the Corporation in another body corporate. The instruments, certificates or other evidence shall be in favour of the person that is designated by the persons executing the instruments of proxy or arranging for the issue of voting certificates or other evidence of the right to exercise voting rights. In addition, the Board may direct the manner in which and the person by whom any particular voting right or class of voting rights may be exercised.

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(6)               Withholding Information from Shareholders

No Shareholder is entitled to obtain any information respecting any detail or conduct of the Corporation's business which, in the opinion of the Board, would not be in the best interests of the Shareholders or the Corporation to communicate to the public.

The Board may determine whether and under what conditions the accounts, records and documents of the Corporation are open to inspection by the Shareholders. No Shareholder has a right to inspect any account, record or document of the Corporation except as conferred by the ABCA or authorized by resolution of the Board or by resolution passed at a meeting of Shareholders.

(7)               Divisions

The Board may cause any part of the business and operations of the Corporation to be segregated or consolidated into one or more divisions upon the basis the Board considers appropriate. Any division may be designated by the name the Board determines and may transact business under that name. The name of the Corporation must be set out in legible characters in and on all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of any division of the Corporation.

                                    SECTION 3
                                    BORROWING

(1)               Borrowing Power

Without limiting the borrowing power of the Corporation provided by the ABCA, the Board may, without authorization of Shareholders:

(a)      borrow money on the credit of the Corporation;

(b)      issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to section 42 of the ABCA, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The Directors may, by resolution, delegate to a Director, a committee of Directors or an Officer all or any of the powers conferred on them by this section.

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                                    SECTION 4
                                    DIRECTORS

(1)               Management of Business

The Board shall manage the business and affairs of the Corporation. Every Director must comply with the ABCA, the Regulations, the Articles and By-laws.

(2)               Qualification

A person is disqualified for election as a Director if that person:

(a)      is less than 18 years of age;

(b)      is

         i) a dependant adult as defined in the Dependent Adults Act (Alberta) or the subject of a certificate of incapacity under that Act,

         ii) a formal patient as defined in the Mental Health Act (Alberta),

         iii) the subject of an order under The Mentally Incapacitated Persons Act (Alberta) appointing a committee of his or her person, estate or both, or

         iv) a person who has been found to be of unsound mind by a court elsewhere than in Alberta;

(c)      is not an individual; or

(d)      has the status of bankrupt.

A Director is not required to hold shares issued by the Corporation.

(3)               Number of Directors

The Board is to consist of that number of Directors permitted by the Articles. In the event the Articles permit a minimum and maximum number of Directors, the Board is to consist of the number of Directors the Shareholders determine by ordinary resolution. The number of Directors at any one time may not be less than the minimum or more than the maximum number permitted by the Articles.

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(4)               Increase Number

The Shareholders may amend the Articles to increase the number, or the minimum or maximum number, of Directors. Upon the adoption of an amendment increasing the number or minimum number of Directors, the Shareholders may, at the meeting at which they adopt the amendment, elect the additional number of Directors authorized by the amendment. Upon the issue of a certificate of amendment, the Articles are deemed to be amended as of the date the Shareholders adopted the amendment.

(5)               Decrease Number

The Shareholders may amend the Articles to decrease the number, or the minimum or maximum number, of Directors. No decrease shortens the term of an incumbent Director.

(6)               Election and Term

Each Director named in the notice of directors filed at the time of incorporation holds office from the issue of the certificate of incorporation until the first meeting of Shareholders. The Shareholders are to elect Directors by ordinary resolution at the first meeting of Shareholders and at each succeeding annual meeting at which an election of Directors is required. The elected Directors are to hold office for a term expiring not later than the close of the next annual meeting of Shareholders following the election. A Director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of Shareholders following the Director's election. If Directors are not elected at a meeting of Shareholders, the incumbent Directors continue in office until their respective successors are elected.

(7)               Removal of Directors

The Shareholders may by ordinary resolution passed at a special meeting of Shareholders remove a Director from office. Any vacancy created by the removal of a Director may be filled at the meeting at which the Director was removed, failing which the vacancy may be filled by a quorum of Directors.

(8)               Consent

No election or appointment of an individual as a Director is effective unless:

(a) the individual was present at the meeting when elected or appointed and did not refuse to act as Director; or

(b) if the individual was not present at the meeting when elected or appointed as a Director, the individual

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         i)  consented in writing to act as a Director  before the  individual's election or appointment or within 10 days after it, or

         ii) has acted as a Director pursuant to the election or appointment.

(9)               Ceasing to Hold Office

A Director ceases to hold office when:

(a)      the Director dies or resigns;

(b) the Director is removed from office by the Shareholders who elected the Director; or

(c) the Director ceases to be qualified for election as a Director under subsection (2).

A Director's resignation is effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

(10)              Filling Vacancies

A quorum of Directors may fill a vacancy in the Board, except a vacancy resulting from an increase in the number or minimum number of Directors or from a failure to elect the number or minimum number of Directors required by the Articles. If there is not a quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office must immediately call a special meeting of Shareholders to fill the vacancy. If the Directors fail to call a meeting, or if there are no Directors then in office, the meeting may be called by any Shareholder.

(11)              Delegation to a Managing Director or Committee

The Directors may appoint from their number a Managing Director or a committee of Directors. At least half of the members of a committee of Directors must be resident Canadians. A Managing Director must be a resident Canadian. The Directors may delegate to a Managing Director or a committee of Directors any of the powers of the Directors. However, no Managing Director and no committee of Directors has authority to:

(a) submit to the Shareholders any question or matter requiring approval of the Shareholders;

(b)      fill a vacancy among the Directors or in the office of auditor;

(c) issue securities, except in the manner and on the terms authorized by the Directors;

(d)      declare dividends;

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(e)      purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the Directors;

(f) pay a commission in connection with the sale of shares of the Corporation;

(g)      approve a management proxy circular;

(h)      approve any financial statements; or

(i)      adopt, amend or repeal By-laws.

(12)              Remuneration and Expenses

The Directors are entitled ro receive remuneration for their services in the amount the Board determines. Subject to the Board's approval, the Directors are also entitled to be reimbursed for traveling and other expenses incurred by them in attending meetings of the Board or any committee of Directors or in the performance of their duties as Directors.

Nothing contained in the By-laws precludes a Director from serving the Corporation in another capacity and receiving remuneration for acting that other capacity.

The Directors must disclose to the Shareholders the aggregate remuneration paid to the Directors. The disclosure must be in a written document to be placed before the Shareholders at every annual meeting of Shareholders and must relate to the same time period as the financial statements required to be presented at the meeting relate to.

(13)              Annual Financial Statements

The Board must place before the Shareholder at every annual meeting of Shareholders financial statements which have been approved by the Board as evidenced by the signature of one or more of the Directors, the report of the auditor and any further information respecting the financial position of the Corporation and the results of its operations that is required by the ABCA, the Regulations, the Articles, the By-laws or any unanimous shareholder agreement.

                                    SECTION 5
                              MEETINGS OF DIRECTORS

(1)               Calling Meetings

The Chairperson of the Board, the Managing Director or any Director may call a meeting of Directors. A meeting of Directors or of a committee of Directors may be held within or outside of Alberta at the time and place indicated in the notice referred to in subsection (2).

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(2)               Notice

Notice of the time and place of a meeting of Directors or any committee of Directors must be given to each Director or each Director who is a member of a committee not less than 48 hours before the time fixed for that meeting. Notice must be given in the manner prescribed in section 11. A notice of a meeting of Directors need not specify the purpose of the business to be transacted at the meeting except when the business to be transacted deals with a proposal to:

(a) submit to the Shareholders any question or matter requiring the approval of the Shareholders;

(b)      fill a vacancy among the Directors or in the office of auditor;

(c)      issue securities;

(d)      declare dividends;

(e)      purchase, redeem or otherwise acquire shares issued by the Corporation;

(f) pay a commission in connection with the sale of shares of the Corporation;

(g)      approve a management proxy circular;

(h)      approve any financial statements; or

(i)      adopt, amend or repeal By-laws.

(3)               Notice of Adjourned Meeting

Notice of an adjourned meeting of Directors is not required if a quorum is present at the original meeting and if the time and place of the adjourned meeting is announced at the original meeting. If a meeting is adjourned because a quorum is not present, notice of the time and place of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(4)               Meetings Without Notice

No notice of a meeting of Directors or of a committee of Directors needs to be given:

(a) to a newly elected Board following its election at an annual or special meeting of Shareholders; or

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(b)      for a meeting of  Directors  at which a Director is appointed to fill a vacancy in the Board, if a quorum is present.

(5)               Waiver of Notice

A Director may waive, in any manner, notice of a meeting of Directors or of a committee of Directors. Attendance of a Director at a meeting of Directors or of a committee of Directors is a waiver of notice of the meeting, except when the Director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(6)               Quorum

The Directors may fix the quorum for meetings of Directors or of a committee of Directors, but unless so fixed, a majority of the Directors or of a committee of Directors constitutes a quorum. No business may be transacted unless at least half of the Directors present are resident Canadians.

(7)               Regular Meetings

The Board may by resolution establish one or more day in a month for regular meetings of the Board at a time and place to be named in the resolution. No notice is required for a regular meeting.

(8)               Chairperson of Meetings

The chairperson of any meeting of Directors is the first mentioned of the following Officers (if appointed) who is a Director and is present at the meeting: Chairperson of the Board, Managing Director, or President. If none of the foregoing Officers are present, the Directors present may choose one of their number to be chairperson of the meeting.

(9)               Decision on Questions

Every resolution submitted to a meeting of Directors or of a committee of Directors must be decided by a majority of votes cast at the meeting. In the case of an equality of votes, the chairperson does not have a casting vote.

(10)              Meeting by Telephone

If all the Directors consent, a Director may participate in a meeting of Directors or of a committee of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Director participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

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(11)              Resolution in Lieu of Meeting

A resolution in writing signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors is as valid as if it had been passed at a meeting of Directors or committee of Directors. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be singed in one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Director and transmitted by facsimile or other device capable of transmitting a printed message is as valid as an originally signed counterpart.

                                    SECTION 6
                      OFFICERS AND APPOINTEES OF THE BOARD

(1)               Appointment of Officers

The Directors may designate the offices of the Corporation, appoint as officers individuals of full capacity, specify their duties and delegate to the powers to manage the business and affairs of the Corporation, except those powers referred to in section 4 which may not be delegated to a Managing Director or to a committee of Directors. Unless required by the By-laws, an Officer does not have to be a Director. The same individual may hold two or more office of the Corporation.

(2)               Term of Office

An Officer holds office from the date of the Officer's appointment until a successor is appointed or until the Officer's resignation or removal. An officer may resign by giving written notice to the Board. all Officers are subject to removal by the Board, with or without cause.

(3)               Duties of Officers

An Officer has all the powers and authority and must perform all the duties usually incident to, or specified in the By-laws or by the Board for, the office held.

(4)               Remuneration

The Officers are entitled to receive remuneration for their services in the amount the Board determines. The Directors must disclose to the Shareholders the aggregate remuneration paid to the five highest Officers. The disclosure must be in a written document to be placed before the Shareholders at every annual meeting of Shareholders and must relate to the same time period as the financial statements required to be presented at the meeting relate to.

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(5)               Chairperson of the Board

If appointed and present a the meeting, the Chairperson of the Board presides at all meetings of Directors, committees of Directors and, in the absence of the President, at all meetings of Shareholders. The Chairperson of the Board must be a Director.

(6)               Managing Director

If appointed, the Managing Director is responsible for the general supervision of the affairs of the Corporation. During the absence or disability of the Chairperson of the Board, or if no Chairperson of the Board has been appointed, the Managing Director exercises the functions of that office. Subject to section 4, the Board may delegate to the Managing Director any of the powers of the Board.

(7)               President

If appointed, the President is the chief executive officer of the Corporation responsible for the management of the business and affairs of the Corporation. During the absence or disability of the Managing Director, or if no Managing Director has been appointed, the President also exercises the functions of that office. The President may not preside as chairperson at any meeting of the Directors or of any committee of Directors unless the President is a Director.

(8)               Vice-President

During the absence or disability of the President, or if no President has been appointed, the Vice- President or, if there is more than one, the Vice-President designated by the Board, exercises the functions of the office of the President.

(9)               Secretary

If appointed, the Secretary shall call meetings of the Directors or of a committee of Directors at the request of a Director. The Secretary shall attend all meetings of Directors, of committees of Directors and of Shareholders and prepare and maintain a record of the minutes of the proceedings. The Secretary is the custodian of the corporate seal, the minute book and all records, documents and instruments belonging to the Corporation.

(10)              Treasurer

If appointed, the Treasurer is responsible for the preparation and maintenance of proper accounting records, the deposit of money, the safe-keeping of securities and the disbursement of funds of the Corporation. The Treasurer must render to the Board an account of all financial transactions of the Corporation upon request.

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(11)              Agents and Attorneys

The Board has the power to appoint agents or attorneys for the Corporation in or outside of Canada with any power the Board considers advisable.

                                    SECTION 7
                              CONFLICT OF INTEREST

(1)               Disclosure of Interest

A Director or Officer who:

(a) is a party to a material contract or proposed material contract with the Corporation, or

(b) is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation,

must disclose in writing to the Corporation or request to have entered in the minutes of meetings of the Directors the nature and extent of the Director's or Officer's interest.

(2)               Approval and Voting

A Director or Officer must disclose in writing to the Corporation, or request to have entered in the minutes of meetings of Directors, the nature and extent of the Director's or Officer's interest in a material contract or proposed material contract if the contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or the Shareholders. The disclosure must be made immediately after the Director or Officer becomes aware of the contract or proposed contract. A Director who is required to disclose an interest in a material contract or proposed material contract may not vote on any resolution to approve the contract unless the contract is:

(a) an arrangement by way of security for money lent to or obligations undertaken by the Director, or by a body corporate in which the Director has an interest, for the benefit of the Corporation or an affiliate;

(b) a contract relating primarily to the Director's remuneration as a Director or Officer, employee or agent of the Corporation or as a director, officer, employee or agent of an affiliate;

(c)      a contract for indemnity or insurance under the ABCA; or

(d)      a contract with an affiliate.


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(3)               Effect of Conflict of Interest

If a material contract is made between the Corporation and a Director or Officer, or between the Corporation and another person of which a Director or Officer is a director or officer or in which the Director or Officer has a material interest:

(a) the contract is neither void nor voidable by reason only of that relationship, or by reason only that a Director with an interest in the contract is present at or is counted to determine the presence of a quorum at a meeting of Directors or committee of Directors that authorized the contract; and

(b) a Director or Officer or former Director or Officer to whom a profit accrues as a result of the making of the contract is not liable to account to the Corporation for that profit by reason only of holding office as a Director or Officer, if the Director or Officer disclosed the Director's or Officer's interest in the contract in the manner prescribed by the ABCA and the contract was approved by the Board or the Shareholders and was reasonable and fair to the Corporation at the time it was approved.

                                    SECTION 8
                          LIABILITY AND INDEMNIFICATION

(1)               Limitation of Liability

Every Director and Officer in exercising the powers and discharging the duties of office must act honestly and in good faith with a view to the best interests of the Corporation and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No Director or Office is liable for:

(a) the acts, omissions or defaults of any other Director or Officer or an employee of the Corporation;

(b) any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation;

(c) the insufficiency or deficiency of any security in or upon which any of the money of the Corporation is invested;

(d) any loss or damage arising from the bankruptcy, insolvency or tortious or criminal acts of any person with whom any of the Corporation's money is, or securities or other property are, deposited;

(e)      any loss occasioned by any error of judgment or oversight; or

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(f)      any other loss, damage or misfortune  which occurs in  the execution of the duties of office or in relation to it,

unless occasioned by the wilful neglect or default of that Director or Officer. Nothing in this By-law relieves any Director or Officer of any liability imposed by the ABCA or otherwise by law.

(2)               Indemnity

The Corporation shall indemnify a Director or Officer, a former Director or Officer and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (the "Indemnified Parties") and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges and disbursements of legal counsel on an as-between-a-solicitor-and-the solicitor's-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of them is made a party by reason of an Indemnified Party being or having been a Director or Officer or a director or officer of that body corporate, if:

(a) the Indemnified Party acted honestly and in good faith with a view to the best interest of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party's conduct was lawful.

The Corporation shall indemnify an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the ABCA permits or requires. Nothing in this By-law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of this By-law.

(3)               Insurance

The Corporation may purchase and maintain insurance for the benefit of a person referred to in subsection (2) against the liabilities and in the amounts the ABCA permits and the Board approves.

                                    SECTION 9
                                   SECURITIES

(1)               Shares

Shares of the Corporation may be issued at the times, to the persons and for the
consideration  the  Board   determines.   No  share  may  be  issued  until  the
consideration for the share is fully paid in

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money or in  property  or past  service  that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money.

(2)               Options and Other Rights to Acquire Securities

The Corporation may issue certificates, warrants or other evidence of conversion privileges, options or rights to acquire securities of the Corporation. The conditions attached to the conversion privileges, options and rights must be set out in the certificates, warrants or other evidences or in certificates evidencing the securities to which the conversion privileges, options or rights are attached.

(3)               Commissions

The Board may authorize the Corporation to pay a reasonable commission to any person in consideration of that person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for shares of the Corporation.

(4)               Securities Register

The Corporation shall maintain at its records office a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a) the names, alphabetically arranged and the latest known address of each person who is or has been a security holder;

(b)      the number of securities held by each security holder; and

(c)      the date and particulars of the issue and transfer of each security.

The Corporation shall keep information relating to a security holder that is entered in the securities register for at least seven years after the security holder ceases to be a security holder.

(5)               Transfer Agents and Registrars

The Corporation may appoint one or more trust corporations as its agent to maintain a central securities register and one or more agents to maintain a branch securities register. An agent may be designated as a transfer agent or a branch transfer agent, and a registrar, according to the agent's function. An agent's appointment may be terminated at any time. The Board may provide for the registration or transfer of securities by a transfer agent, branch transfer agent or registrar.

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(6)               Dealings with Registered Holders

The Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

(7)               Transfers of Securities

Securities of the Corporation may be transferred in the form of a transfer endorsement on the security certificates issued in respect of the securities of the Corporation, or in any form of transfer endorsement which may be approved by resolution of the Board.

(8)               Registration of Transfers

If a security in registered form is presented for registration of transfer, the Corporation must register the transfer if:

(a) the security is endorsed by the person specified by the security or by special endorsement to be entitled to the security or by the person's successor, fiduciary, survivor, attorney or authorized agent, as the case may be;

(b) reasonable assurance is given that the endorsement is genuine and effective;

(c) the Corporation has no duty in inquire into adverse claims, or has discharged its duty to do so;

(d) any applicable law relating to the collection of taxes has been complied with;

(e)      the transfer is rightful or is to a bonafide purchaser; and

(f) the fee prescribed by the Board for a security certificate issued in respect of a transfer has been paid.

(9)               Lien

If the Articles provide that the Corporation has a lien on a share registered in the name of a Shareholder or the Shareholder's legal representative for a debt of the Shareholder to the Corporation, and the Shareholder is indebted to the Corporation, the Corporation may refuse to register any transfer of the holder's shares pending enforcement of the lien.

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



(10)              Security Certificates

Security certificates and acknowledgments of a security holder's right to obtain a security certificate must be in a form the Board approves by resolution. A security certificate must be signed by at least one Director or Officer. Unless the Board otherwise determines, security certificates representing securities in respect of which a transfer agent or registrar has been appointed are not valid unless countersigned by or on behalf of the transfer agent or registrar. Any signature may be printed or otherwise mechanically reproduced on a security certificate. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a Director or Officer, and the security certificate is as valid as if the person were a Director or Officer at the date of issue.

(11)              Entitlement to a Security Certificate

A security holder is entitled at the holder's option to a security certificate or to a non-transferable written acknowledgment of the holder's right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by that holder.

(12)              Securities Held Jointly

The Corporation is not required to issue more than one security certificate in respect of securities held jointly by several persons. Delivery of a certificate to one of the joint holders is sufficient delivery to all of them. Any one of the joint holders may give effectual receipts for the certificate issued in respect of the securities or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of the security.

(13)              Replacement of Security Certificates

The Board or an Officer or agent designated by the Board may in its or the Officer's or agent's discretion direct the issue of a new security certificate in place of a certificate that has been lost, destroyed or wrongfully taken. A new security certificate may be issued only on payment of a reasonable fee and on any terms as to indemnify, reimbursement of expenses and evidence of loss of title as the Board may prescribe.

(14)              Fractional Shares

The Corporation may issue a certificate for a fractional share or may issue in its place scrip certificates in a form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. The Directors may attach conditions to any scrip certificates issued by the Corporation, including conditions that:

(a) the scrip certificates become void if they are not exchanged for a share certificate representing a full share before a specified date; and

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



(b) any shares for which those scrip certificates are exchangeable may, notwithstanding any pre- emptive right, be issued by the Corporation to any person and the proceeds of those shares distributed rateably to the holders of the scrip certificates.

                                   SECTION 10
                            MEETINGS OF SHAREHOLDERS

(1)               Annual Meeting of Shareholders

The Board must call an annual meeting of Shareholders to be held to later than 18 months after the date of incorporation and subsequently, not later than 15 months after holding the last preceding annual meeting. A annual meeting is to be held for the purposes of considering the financial statements and auditor's report, fixing the number of Directors for the following year, electing Directors, appointing an auditor and transacting any other business that may properly be brought before the meeting.

(2)               Special Meetings of Shareholders

The Board may at any time call a special meeting of Shareholders.

(3)               Special Business

All business transacted at a special meeting of Shareholders and all business transacted at an annual meeting of Shareholders, except consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumbent auditor, is deemed to be special business.

(4)               Place and Time of Meetings

Meetings of Shareholders may be held at the place within Alberta and at the time the Board determines. A meeting of Shareholders may be held outside Alberta if all the Shareholders entitled to vote at that meeting agree to holding the meeting outside Alberta. A Shareholder who attends a meeting of Shareholders held outside Alberta is deemed to have agreed to holding the meeting outside Alberta, except when the Shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

(5)               Notice of Meetings

Notice of the time and place of a meeting of Shareholders must be sent not less than 21 days and not more than 50 days before the meeting to:

(a)      each Shareholder entitled to vote at the meeting;


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



(b)      each Director; and

(c)      the auditor of the Corporation.

Notice of a meeting of Shareholders called for the purpose of transacting any business other than consideration of the financial statements and auditor's report, fixing the number of Directors for the following year, election of Directors and reappointment of the incumber auditor must state the nature of the business to be transacted in sufficient detail to permit a Shareholder to form a reasoned judgment on that business and must state the text of any special resolution to be submitted to the meeting.

(6)               Notice of Adjourned Meetings

With the consent of the Shareholders present at a meeting of Shareholders, the chairperson may adjourn that meeting to another fixed time and place. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by verbal announcement at the time of the adjournment. If a meeting of Shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for the original meeting. The adjourned meeting may proceed with the business to have been transacted at the original meeting, even though a quorum is not present at the adjourned meeting.

(7)               Waiver of Notice

A Shareholder and any other person entitled to attend a meeting of Shareholders may waive in any manner notice of a meeting of Shareholders. Attendance of a Shareholder or other person at a meeting of Shareholders is a waiver of notice of the meeting, except when the Shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(8)               Shareholder List

If the Corporation has more than 15 Shareholders entitled to vote at a meeting of Shareholders, the Corporation must prepare a list of Shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each Shareholder,

(a)      if a Record Date is fixed, not later than 10 days after that date; or

(b)      if no Record Date is fixed,

         i) at the close of business on the last business day preceding the day on which the notice is given, or


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



         ii) if no notice is given, on the day on which the meeting is held.

A Shareholder may examine the list of Shareholders:

(c) during usual business hours at the Corporation's records office or at the place where its central securities register is maintained; and

(d)      at the meeting of Shareholders for which the list was prepared.

(9)               Persons Entitled to Vote

A person named in a list of Shareholders is entitled to vote the shares shown opposite the person's name at the meeting to which the list relates, except to the extent that:

         (a) i) if a Record Date is fixed, the person transfers ownership of any of the person's shares after the Record Date, or

         ii) if no Record Date is fixed, the person transfers ownership of any of the person's shares after the date on which the list of Shareholders is prepared; and

(b)      provided that the transferee of those shares

         i) produces properly endorsed share certificates, or

         ii) otherwise establishes ownership of the shares,

         and demands, not later than 10 days before the meeting, that the transferee's name be included in the list before the meeting,

then the transferee is entitled to vote the shares.

(10)              Chairperson of Meetings

The chairperson of any meeting of Shareholders is the first mentioned of the following Officers (if appointed) who is present at the meeting: President, Chairperson of the Board or Managing Director. If none of the foregoing Officers are present, the Shareholders present and entitled to vote at the meeting may choose a chairperson from among those individuals present.

(11)              Scrutineer

If desired, one or more scrutineers, who need not be Shareholders, may be appointed by resolution or by the chairperson of the meeting with the consent of the meeting.

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(12)              Procedure at Meetings

The chairperson of any meeting of Shareholders shall conduct the proceedings at the meeting in all respects. The chairperson's decision on any matter or thing relating to procedure, including, without limiting the generality of the foregoing, any question regarding the validity of any instrument of proxy or other evidence of authority to vote, is conclusive and binding upon the Shareholders.

(13)              Persons Entitled to be Present

The only persons entitled to be present at a meeting of Shareholders are:

(a)      the Shareholders entitled to vote at the meeting;

(b)      the Directors;

(c)      the auditor of the Corporation; and

(d) any others who, although not entitled to vote, are entitled or required under any provision of the ABCA, any unanimous shareholder agreement, the Articles or the By-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

(14)              Quorum

A quorum of Shareholders is present at a meeting of Shareholders if a holder or holders of not less than 5% of the shares entitled to vote at a meeting of shareholders are present in person or by proxy. If any share entitled to be voted at a meeting of Shareholders is held by two or more persons jointly, the persons or those of them who attend the meeting of Shareholders constitute only one Shareholder for the purpose of determining whether a quorum of Shareholders is present.

(15)              Loss of Quorum

If a quorum is present at the opening of a meeting of Shareholders, the Shareholders present or represented by proxy may proceed with the business of the meeting, even if a quorum is not present throughout the meeting. If a quorum is not present at the opening of a meeting of Shareholders, the Shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

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(16)              Proxy Holders and Representatives

A Shareholder entitled to vote at a meeting of Shareholders may by means of a proxy appoint a proxy holder and one or more alternate proxy holders, who are not required to be Shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy must be executed by the Shareholder or by the Shareholder's attorney authorized in writing and be in the form prescribed by the Regulations. A proxy is valid only at the meeting in respect of which it is given or any adjournment of that meeting.

A Shareholder that is a body corporate or association may, by resolution of its directors or governing body, authorize an individual to represent it in person at a meeting of Shareholders. That individual's authority may be established by depositing with the Corporation prior to the commencement of the meeting a certified copy of the resolution passed by the Shareholder's directors or governing body or other evidence of the individual's authority to vote. A resolution or other evidence of authority to vote is valid only at the meeting in respect of which it is given or any adjournment of that meeting.

(17)              Time for Deposit of Proxies

The Board may specify in a notice calling a meeting of Shareholders a time not exceeding 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting before which proxies to be used at the meeting must be deposited with the Corporation or its agent. If no time for the deposit of proxies has been specified in a notice calling a meeting of Shareholders, a proxy to be used at the meeting must be deposited with the Secretary of the Corporation or the chairperson of the meeting prior to the commencement of the meeting.

(18)              Revocation of Proxies

A Shareholder may revoke a proxy:

(a) by depositing an instrument in writing executed by the Shareholder or by the Shareholder's attorney authorized in writing:

         i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment of that meeting, at which the proxy is to be used, or

         ii) with the chairperson of the meeting on the day of the meeting or an adjournment of the meeting; or

(b)      in any other manner permitted by law.


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(19)              Joint Shareholders

If two or more persons hold shares jointly, one of those holders present at a meeting of Shareholders may, in the absence of the others, vote the shares. If two or more of those persons are present in person or by proxy, they must vote as one on the shares jointly held by them.

(20)              Decision on Questions

At every meeting of Shareholders, all questions proposed for the consideration of Shareholders must be decided by the majority of votes, unless otherwise required by the ABCA or the Articles. In the case of an equality of votes, the chairperson of the meeting does not, either on a show of hands or verbal poll or on a ballot, have a casting vote in addition to the vote or votes to which the chairperson may be entitled as a Shareholder or proxy holder.

(21)              Voting by Show of Hands

Subject to subsection (22), voting at a meeting of Shareholders shall be by a show of hands of those present in person or represented by proxy or by a verbal poll of those present by telephone or other communication facilities. When a vote by show of hands has been taken upon a question, a declaration by the chairperson of the meeting that the vote has been carried, carried by particular majority or not carried, an entry to that effect in the minutes of the meeting is conclusive evidence of the fact without proof of the number of votes recorded in favour of or against any resolution or other proceeding in respect of the question.

(22)              Voting by Ballot

If a ballot is required by the chairperson of the meeting or is demanded by a Shareholder or proxy holder entitled to vote at the meeting, either before or on the declaration of the result of a vote by a show of hands or verbal poll, voting must be by ballot. A demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken on a question, a prior vote on that question by show of hands or verbal poll has no effect.

(23)              Number of Votes

At every meeting a Shareholder present in person or represented by proxy or present by telephone or other communication facilities and entitled to vote has one vote for each share held.

(24)              Meeting by Telephone

Any person described in subsection (13) may participate in a meeting of Shareholders by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Shareholder participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

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(25)              Resolution in Lieu of Meeting

A resolution in writing signed by all the Shareholders entitled to vote on that resolution at a meeting of Shareholders is as valid as if it had been passed at a meeting of Shareholders. A resolution in writing takes effect on the date it is expressed to be effective.

A resolution in writing may be signed by one or more counterparts, all of which together constitute the same resolution. A counterpart signed by a Shareholder and transmitted by facsimile or other device capable of transmitting a printed message is a valid as an originally signed counterpart.

                                   SECTION 11
                                     NOTICES

(1)               Method of Notice

A notice or document required to be sent to a Shareholder, Director, Officer or auditor of the Corporation may be given by personal delivery, prepaid transmitted or recorded communication or prepaid mail addressed to the recipient at the recipient's Recorded Address. A notice or document sent by personal delivery is deemed to be given when it is actually delivered. A notice or document sent by means of prepaid transmitted or recorded communication is deemed to be given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. A notice or document sent by mail is deemed to be given when deposited at a post office or in a public letter box.

(2)               Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, a notice or document may be sent or delivered to all of them, but notice given to any one joint Shareholder is sufficient notice to the others.

(3)               Notice to Successors

Every person who, by operation of law, transfer, death of a Shareholder or any other means becomes entitled to any share, is bound by every notice in respect of the share which is sent or delivered to the Shareholder prior to the person's name and address being entered in the Corporation's securities register and prior to the person furnishing proof of authority or evidence of entitlement as prescribed by the ABCA. This subsection applies whether the notice was given before or after the event which resulted in the person becoming entitled to the share.

(4)               Non-Receipt of Notices

If a notice or document is sent to a Shareholder, Director, Officer or auditor of the Corporation in accordance with subsection (1) and the notice or document is returned on three consecutive

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occasions,  the  Corporation  is not  required  to give any  further  notice  or documents to the person until that person informs the Corporation in writing of the person's new address.

(5)               Failure to Give Notice

The accidental failure to give a notice to a Shareholder, Director, Officer or auditor of the Corporation, the non-receipt of a notice by the intended recipient or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

(6)               Execution of Notices

Unless otherwise provided, the signature of any person designated by resolution of the Board to sign a notice or document on behalf of the Corporation may be written, stamped, typewritten or printed.

         MADE by the Directors as evidenced by the signature of the following Directors effective August 23, 1996.

                                                  /s/   James Robert Yeates

                                            James Robert Yeates - President

         CONFIRMED by the Shareholders as evidenced by the signature of the following Shareholder effective August 23, 1996.

     TMH Capital Corp.                          per    /s/   Terry M.  Holland
----------------------------------          ----------------------------------
Printed Name of Shareholder                 Signature of Shareholder


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